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                                                                    EXHIBIT 99.1

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
                         THE HALLWOOD GROUP INCORPORATED
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3710 Rawlins, Suite 1500 o Dallas, Texas 75219 o 214/528-5588 o Fax: 214/522-9254
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FOR IMMEDIATE RELEASE

CONTACT:           MARY DOYLE
                   VICE PRESIDENT
                   INVESTOR RELATIONS
                   (800)225-0135
                   (214)528-5588

                     HALLWOOD GROUP REPORTS RESULTS FOR THE
                SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2003

DALLAS, TEXAS, AUGUST 12, 2003 -- The Hallwood Group Incorporated (AMEX-HWG) today reported results for the second quarter and six months ended June 30, 2003.

FOR THE QUARTER, net income was $831,000, or $0.56 per share (assuming dilution), compared to net income of $3.4 million, or $2.46 per share, in 2002. The 2003 quarter included $3.6 million of litigation expense related to its real estate segment. The 2002 quarter included $2.3 million of income from its discontinued hotel operations.

Income from continuing operations was $831,000, or $0.56 per share, compared to income of $1.1 million, or $0.80 per share, in 2002, on revenue of $25.8 million and $25.9 million, respectively.

FOR THE SIX MONTHS, net income was $2.2 million, or $1.56 per share, compared to $6.8 million, or $4.58 per share, in 2002. The 2002 amount included income of $568,000 from cumulative effect of change in accounting principle.

Income from continuing operations was $2.2 million, or $1.56 per share, compared to income of $2.5 million, or $1.66 per share, in 2002, on revenue of $53.1 million and $50.2 million, respectively.

FOLLOWING IS A COMPARISON OF RESULTS FOR BUSINESS SEGMENTS INCLUDED IN CONTINUING OPERATIONS:

REAL ESTATE. In the 2003 quarter, the real estate segment lost $3.6 million on revenue of $488,000, compared to income of $1.3 million on revenue of $1.8 million in 2002. The 2003 quarter was impacted by the recording of $3.6 million litigation expense resulting from a judgment rendered in the Gotham Partners, L.P. matter and an equity loss of $663,000 from the Company's investment in Hallwood Realty Partners, L.P., compared to equity income of $414,000 in 2002. For the six months, the real estate segment lost $2.4 million



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on revenue of $2.1 million, compared to income of $2.5 million on revenue of
$3.4 million in 2002.

TEXTILE PRODUCTS. In the 2003 quarter, the textile products segment reported income of $1.7 million on revenue of $24.3 million, compared to income of $776,000 on revenue of $23.1 million in 2002. For the six months, the textile products segment reported income of $2.6 million on revenue of $49.1 million, compared to income of $1.3 million on revenue of $44.5 million in 2002. The increase in 2003 revenue and income was the result of additional sales of specialty fabrics to U.S. Military contractors and higher gross margins.

OTHER. Other, consisting of interest and administrative expenses less amortization of deferred revenue and miscellaneous income, reported losses of $184,000 and $280,000 for the 2003 and 2002 quarters, respectively. For the six months, this segment reported a loss of $270,000 in 2003, compared to income of $3,000 in 2002, which included a $296,000 gain from the sale of miscellaneous securities.

INCOME TAXES - For the 2003 quarter, the income tax benefit from continuing operations of $2.9 million, included a non-cash, deferred federal tax benefit of $3.1 million, a current federal tax charge of $25,000 and state tax expense of $236,000. For the 2002 quarter, income tax expense of $616,000, included a non-cash, deferred federal tax charge of $520,000, a current federal tax charge of $11,000 and $85,000 of state tax expense.

For the 2003 six months, the income tax benefit from continuing operations of $2.3 million, included a non-cash, deferred federal tax benefit of $2.8 million, a current federal tax charge of $54,000 and state tax expense of $399,000. For the 2002 six months, income tax expense of 1.4 million, included a non-cash, deferred federal tax charge of $1.1 million, a current federal tax charge of $23,000 and state tax expense of $245,000.

DISCONTINUED OPERATIONS IN 2002 RELATED TO THE FORMER HOTELS BUSINESS SEGMENT:

For the quarter in 2002, income from discontinued operations of $2.3 million related to a hotel foreclosure, after a deferred tax charge of $925,000. For the six month period in 2002, income from discontinued operations was $3.7 million.



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AMENDED AND RESTATED LOAN AGREEMENT - In July 2003, the Company increased its borrowing from First Bank & Trust by $8.0 million. The intended use of proceeds are to substantially pay the recently rendered judgment in the Gotham Partners, L.P. litigation matter and satisfy the Separation Agreement obligations.




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THE FOLLOWING TABLE SETS FORTH SELECTED FINANCIAL INFORMATION FOR THE THREE AND
SIX MONTHS ENDED JUNE 30, 2003 AND 2002.

                         THE HALLWOOD GROUP INCORPORATED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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
                                                          THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                JUNE 30,                       JUNE 30,
                                                     ----------------------------    ----------------------------
                                                         2003            2002            2003            2002
                                                     ------------    ------------    ------------    ------------
Revenue from continuing operations ...............   $     25,782    $     25,887    $     53,137    $     50,241
                                                     ============    ============    ============    ============

Income (loss) from continuing operations
     before income tax ...........................   $     (2,055)   $      1,758    $       (114)   $      3,812
Income tax benefit (expense) .....................          2,886            (616)          2,298          (1,354)
                                                     ------------    ------------    ------------    ------------

Income from continuing operations ................            831           1,142           2,184           2,458

Income from discontinued operations ..............             --           2,258              --           3,734
                                                     ------------    ------------    ------------    ------------
Income before cumulative effect of changes
     in accounting principle .....................            831           3,400           2,184           6,192

Income from cumulative effect of
     changes in accounting principle .............             --              --              --             568
                                                     ------------    ------------    ------------    ------------
Net income .......................................            831           3,400           2,184           6,760
Preferred stock dividend .........................            (50)            (50)            (50)            (50)
                                                     ------------    ------------    ------------    ------------
Net income available to common
     stockholders ................................   $        781    $      3,350    $      2,134    $      6,710
                                                     ============    ============    ============    ============

PER COMMON SHARE:
BASIC
Income from continuing operations ................   $       0.57    $       0.80    $       1.57    $       1.77
Income from discontinued operations ..............             --            1.66              --            2.74
Income from cumulative effect of changes
     in accounting principle .....................             --              --              --            0.42
                                                     ------------    ------------    ------------    ------------

Net income .......................................   $       0.57    $       2.46    $       1.57    $       4.93
                                                     ============    ============    ============    ============

Weighted average shares outstanding ..............          1,361           1,361           1,361           1,361

ASSUMING DILUTION:
Income from continuing operations ................   $       0.56    $       0.80    $       1.56    $       1.66
Income from discontinued operations ..............             --            1.66              --            2.54
Income from cumulative effect of
     changes in accounting principle .............             --              --              --            0.38
                                                     ------------    ------------    ------------    ------------

Net income .......................................   $       0.56    $       2.46    $       1.56    $       4.58
                                                     ============    ============    ============    ============

Weighted average shares outstanding ..............          1,399           1,361           1,372           1,470
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Certain statements in this press release may constitute "forward-looking statements" which are subject to known and unknown risks and uncertainties including, among other things, certain economic conditions, competition, development factors and operating costs that may cause the actual results to differ materially from results implied by such forward-looking statements.


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